SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 14, 2002
(To Prospectus dated December 14, 2001)


                              CWABS MASTER TRUST
                       (for the Series 2002-E Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-E

                            ---------------------

-------------------------
The notes represent
obligations of the         The Notes
CWABS Master Trust
for the Series             o    This supplement relates to the offering of
2002-E Subtrust only            the notes of the series referenced above.
and not of any other            This supplement does not contain complete
series trust of the             information about the offering of the notes.
CWABS Master Trust              Additional information is contained in the
and do not represent            prospectus supplement dated August 14, 2002,
an interest in or               prepared in connection with the offering of
obligation of CWABS,            the notes of the series referenced above, as
Inc., Countrywide               supplemented by the supplement to the
Home Loans, Inc., or            prospectus supplement dated February 24, 2004
any of their                    and in the prospectus of the depositor dated
affiliates.                     December 14, 2001. You are urged to read this
                                supplement, the prospectus supplement, the
This supplement may             supplements described above and the
be used to offer and            prospectus in full.
sell the notes only
if accompanied by          o    As of May 17, 2004, the note principal
the prospectus                  balance of the notes was $473,634,554.
supplement and the
prospectus.
-------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 20, 2004



                       DESCRIPTION OF THE MORTGAGE LOANS

     As of May 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 17,442 mortgage loans having an aggregate principal balance of approximately $480,226,600.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                              As of May 1, 2004

Total Number of Mortgage Loans                                   17,442
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)

      30-59 days...............................................        0.44%
      60-89 days...............................................        0.15%
      90 days or more (excluding pending foreclosures).........        0.48%
                                                                       -----
      Total Delinquencies......................................        1.17%
                                                                       =====
Foreclosures Pending...........................................        0.03%
                                                                       -----
Total Delinquencies and foreclosures pending...................        1.20%
                                                                       =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

       Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                          As of December 31, 2000        As of December 31, 2001        As of December 31, 2002
                     ----------------------------------------------------------------------------------------------
                         Principal                      Principal                      Principal
                          Balance       Percentage       Balance       Percentage       Balance        Percentage
                     -----------------  ----------  -----------------  ----------  ------------------  ----------
Portfolio........... $3,748,790,561.82      --      $5,479,012,451.54      --      $10,640,766,181.58      --
Delinquency
percentage

  30-59 Days........ $   14,580,950.53     0.39%       $28,456,872.07     0.52%    $    42,864,688.91     0.40%
  60-89 Days........      4,626,810.83     0.12%         7,555,089.12     0.14%         10,661,957.76     0.10%
  90+ Days..........     10,660,110.74     0.28%        21,422,742.71     0.39%         19,421,702.11     0.18%
                     ----------------------------------------------------------------------------------------------
        Total....... $   29,867,872.10     0.80%       $57,434,703.90     1.05%    $    72,948,348.78     0.69%
Foreclosure Rate.... $    1,232,842.13     0.03%       $ 3,142,409.33     0.06%    $     6,603,778.76     0.06%
Bankruptcy Rate..... $    9,192,831.89     0.25%       $12,681,563.87     0.23%    $    43,053,210.55     0.40%




                             As of December 31, 2003           As of March 31, 2004
                     ------------------------------------------------------------------
                            Principal                        Principal
                             Balance        Percentage        Balance        Percentage
                        -----------------   ----------  ------------------   ----------
Portfolio...........   $18,965,891,972.70       --      $22,333,207,662.00       --
Delinquency
percentage

  30-59 Days........   $    61,283,288.31     0.32%     $    59,352,029.00       0.27%
  60-89 Days........        15,962,355.26     0.08%          18,587,154.00       0.08%
  90+ Days..........        37,736,971.30     0.20%          39,087,363.00       0.18%
                     ------------------------------------------------------------------
        Total.......   $   114,982,614.87     0.61%     $   117,026,546.00       0.52%
Foreclosure Rate....   $     4,984,448.78     0.03%     $     9,562,068.00       0.04%
Bankruptcy Rate.....   $    41,137,908.75     0.22%     $    48,076,090.00       0.22%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Investor Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of May 17, 2004, the Note Principal Balance of the notes was $473,634,554. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The May 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                               THE NOTE INSURER

     MBIA Insurance Corporation is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     MBIA Insurance Corporation files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA Insurance Corporation's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.


                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



                                 CWABS 2002-E



Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                            Range
                                                                                      -----


Aggregate Principal Balance                           $480,226,600

Weighted Average Mortgage Rate                               5.87%         2.25%       to        10.38%
Weighted Average Gross Margin                                1.88%        -1.75%       to         6.38%
Weighted Average Maximum Mortgage Rate                      17.94%         8.75%       to        21.00%
Weighted Average Principal Balance                         $27,533            $0       to      $999,965
Weighted Average Credit Limit                              $38,669        $5,350       to    $2,000,000
Weighted Average Scheduled Remaining Term (months)             276            98       to           281
Weighted Average Combined Loan-to-Value Ratio               82.66%         3.85%       to       100.00%
Weighted Average Credit Limit Utilization Rate              71.20%         0.00%       to       102.00%



                                                CWABS 2002-E


Mortgage Loan Principal Balances
                                                                                           Percentage of
Range of                                 Number of       Aggregate Unpaid       Reference Date Aggregate
Principal Balance                   Mortgage Loans      Principal Balance              Principal Balance
--------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                           4,142            $11,817,314                           2.46 %
$ 10,000.01 to $ 20,000                      4,694            $71,626,728                          14.92
$ 20,000.01 to $ 30,000                      3,733            $93,455,271                          19.46
$ 30,000.01 to $ 40,000                      1,812            $62,825,117                          13.08
$ 40,000.01 to $ 50,000                      1,133            $51,298,616                          10.68
$ 50,000.01 to $ 60,000                        497            $27,393,927                            5.7
$ 60,000.01 to $ 70,000                        324            $21,061,833                           4.39
$ 70,000.01 to $ 80,000                        264            $19,768,576                           4.12
$ 80,000.01 to $ 90,000                        162            $13,848,838                           2.88
$ 90,000.01 to $100,000                        207            $20,040,352                           4.17
$100,000.01 to $125,000                        130            $14,630,233                           3.05
$125,000.01 to $150,000                        153            $21,648,449                           4.51
$150,000.01 to $175,000                         45             $7,297,191                           1.52
$175,000.01 to $200,000                         45             $8,575,145                           1.79
$200,000.01 to $225,000                         19             $4,041,947                           0.84
$225,000.01 to $250,000                         11             $2,635,157                           0.55
$250,000.01 to $275,000                          9             $2,349,226                           0.49
$275,000.01 to $300,000                         13             $3,749,840                           0.78
$300,000.01 to $325,000                          4             $1,230,557                           0.26
$325,000.01 to $350,000                          2               $670,539                           0.14
$350,000.01 to $375,000                          5             $1,846,582                           0.38
$375,000.01 to $400,000                         11             $4,257,785                           0.89
$400,000.01 to $425,000                          5             $2,090,465                           0.44
$425,000.01 to $450,000                          4             $1,735,314                           0.36
$450,000.01 to $475,000                          2               $922,006                           0.19
$475,000.01 to $500,000                          6             $2,963,224                           0.62
$500,000.01 to $525,000                          2             $1,044,943                           0.22
$525,000.01 to $550,000                          1               $549,475                           0.11
$550,000.01 to $575,000                          1               $574,285                           0.12
$575,000.01 to $600,000                          1               $596,770                           0.12
$600,000.01 to $625,000                          1               $619,346                           0.13
$625,000.01 to $650,000                          1               $648,925                           0.14
$675,000.01 to $700,000                          1               $697,660                           0.15
$700,000.01 to $725,000                          1               $715,000                           0.15
$975,000.01 to $1,000,000                        1               $999,965                           0.21
--------------------------------------------------------------------------------------------------------
Total                                       17,442           $480,226,600                         100.00 %
--------------------------------------------------------------------------------------------------------



                                                         CWABS 2002-E


Geographic Distribution


                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
State                                   Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
Alabama                                            299             $5,892,636                           1.23 %
Alaska                                              46             $1,302,807                           0.27
Arizona                                            591            $13,808,632                           2.88
California                                       3,216           $124,795,927                          25.99
Colorado                                           815            $29,684,100                           6.18
Connecticut                                        157             $4,514,393                           0.94
Delaware                                            22               $407,328                           0.08
District of Columbia                                15               $733,551                           0.15
Florida                                          1,115            $27,821,977                           5.79
Georgia                                            709            $18,573,245                           3.87
Hawaii                                             144             $4,369,828                           0.91
Idaho                                              233             $5,147,720                           1.07
Illinois                                           641            $15,331,517                           3.19
Indiana                                            359             $6,589,297                           1.37
Iowa                                               131             $2,362,418                           0.49
Kansas                                             298             $5,954,801                           1.24
Kentucky                                           191             $4,489,834                           0.93
Louisiana                                          171             $3,474,878                           0.72
Maine                                               50               $933,316                           0.19
Maryland                                           239             $6,020,044                           1.25
Massachussetts                                     337            $10,151,289                           2.11
Michigan                                           808            $22,455,645                           4.68
Minnesota                                          229             $6,238,279                            1.3
Mississippi                                         54               $836,249                           0.17
Missouri                                           359             $7,137,592                           1.49
Montana                                             72             $1,893,180                           0.39
Nebraska                                            41               $936,007                           0.19
Nevada                                             304             $7,809,225                           1.63
New Hampshire                                       68             $1,788,071                           0.37
New Jersey                                         434            $13,589,334                           2.83
New Mexico                                         136             $2,686,281                           0.56
New York                                           459            $15,699,998                           3.27
North Carolina                                     561            $11,950,679                           2.49
North Dakota                                        14               $211,029                           0.04
Ohio                                               651            $12,414,282                           2.59
Oklahoma                                           225             $4,805,681                              1
Oregon                                             259             $6,614,440                           1.38
Pennsylvania                                       624            $13,577,190                           2.83
Rhode Island                                        30               $609,308                           0.13
South Carolina                                     174             $3,562,641                           0.74
South Dakota                                        15               $319,845                           0.07
Tennessee                                          340             $7,122,674                           1.48
Texas                                               67             $1,696,440                           0.35
Utah                                               392            $10,157,418                           2.12
Vermont                                             14               $337,464                           0.07
Virginia                                           350             $9,815,808                           2.04
Washington                                         556            $14,779,321                           3.08
West Virginia                                       50               $730,888                           0.15
Wisconsin                                          322             $6,529,184                           1.36
Wyoming                                             55             $1,562,912                           0.33
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------



                                                     CWABS 2002-E




Combined Loan-to-Value Ratios



                                                                                               Percentage of
Range of                                     Number of       Aggregate Unpaid       Reference Date Aggregate
Combined Loan-to-Value Ratios (%)       Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
0 -10.00                                            13              $263,071                            0.05 %
10.01-20.00                                         84            $2,411,288                             0.5
20.01-30.00                                        118            $4,277,774                            0.89
30.01-40.00                                        185            $6,603,552                            1.38
40.01-50.00                                        358           $12,957,947                             2.7
50.01-60.00                                        608           $23,533,327                             4.9
60.01-70.00                                      1,518           $52,952,610                           11.03
70.01-80.00                                      2,298           $77,722,754                           16.18
80.01-90.00                                      6,678          $154,989,404                           32.27
90.01-100.00                                     5,582          $144,514,873                           30.09
------------------------------------------------------------------------------------------------------------
Total                                           17,442          $480,226,600                          100.00 %
------------------------------------------------------------------------------------------------------------



Mortgage Rates



                                                                                               Percentage of
Range of Mortgage                            Number of       Aggregate Unpaid       Reference Date Aggregate
Rates (%)                               Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                        2               $104,109                           0.02 %
2.501 - 3.000                                        1                $85,995                           0.02
3.501 - 4.000                                    1,776            $74,664,213                          15.55
4.001 - 4.500                                    1,708            $65,304,890                           13.6
4.501 - 5.000                                      209            $15,723,388                           3.27
5.001 - 5.500                                    1,117            $25,249,287                           5.26
5.501 - 6.000                                    3,729            $73,115,077                          15.23
6.001 - 6.500                                    4,330           $111,286,507                          23.17
6.501 - 7.000                                    1,320            $33,191,532                           6.91
7.001 - 7.500                                    1,876            $49,252,176                          10.26
7.501 - 8.000                                      608            $13,080,279                           2.72
8.001 - 8.500                                      195             $4,194,464                           0.87
8.501 - 9.000                                      231             $5,313,186                           1.11
9.001 - 9.500                                       21               $276,829                           0.06
9.501 - 10.000                                       1                 $3,848                              0
10.001 - 10.500                                    318             $9,380,821                           1.95
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------

                                 CWABS 2002-E





Types of Mortgaged Property


                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
Property Type                           Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
Single Family Residence                         13,658           $374,677,603                          78.02 %
Planned Unit Development (PUD)                   2,511            $76,492,521                          15.93
Low-rise Condominium                             1,101            $23,405,679                           4.87
2-4 Family Residence                               167             $5,585,003                           1.16
Hi-Rise Condominium                                  3                $45,855                           0.01
Manufactured Housing*                                2                $19,938                              0
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------

* Treated as real property





Lien Priority


                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
Lien Priority                           Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
1st Liens                                          438            $40,903,511                           8.52 %
2nd Liens                                       17,004           $439,323,089                          91.48
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------



Gross Margin



                                                                                               Percentage of
Range of Gross                               Number of       Aggregate Unpaid       Reference Date Aggregate
Margins (%)                             Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
Less than zero                                       2              $104,109                            0.02 %
0.000                                            1,764           $74,017,294                           15.41
0.001 - 0.250                                      254           $12,455,616                            2.59
0.251 - 0.500                                    1,440           $52,400,547                           10.91
0.501 - 0.750                                       61            $4,059,164                            0.85
0.751 - 1.000                                      144           $11,811,249                            2.46
1.001 - 1.250                                      680           $16,910,058                            3.52
1.251 - 1.500                                      452            $8,452,365                            1.76
1.501 - 1.750                                      348            $8,543,187                            1.78
1.751 - 2.000                                    3,349           $63,831,408                           13.29
2.001 - 2.250                                    1,185           $29,698,088                            6.18
2.251 - 2.500                                    3,116           $81,281,708                           16.93
2.501 - 2.750                                      261            $8,408,078                            1.75
2.751 - 3.000                                    1,081           $25,389,102                            5.29
3.001 - 3.250                                      206            $3,463,949                            0.72
3.251 - 3.500                                    1,683           $45,994,427                            9.58
3.501 - 3.750                                      562           $12,007,880                             2.5
3.751 - 4.000                                       71            $1,739,199                            0.36
4.001 - 4.250                                      145            $2,813,326                            0.59
4.251 - 4.500                                       58            $1,574,139                            0.33
4.501 - 4.750                                      204            $4,843,792                            1.01
4.751 - 5.000                                       35              $751,827                            0.16
5.001 - 5.250                                        6              $140,542                            0.03
5.251 - 5.500                                       15              $136,287                            0.03
5.501 - 5.750                                        1                $3,848                               0
6.001 - 6.250                                      213            $6,140,478                            1.28
6.251 - 6.500                                      106            $3,254,932                            0.68
------------------------------------------------------------------------------------------------------------
Total                                           17,442          $480,226,600                          100.00 %
------------------------------------------------------------------------------------------------------------

                                 CWABS 2002-E

Maximum Mortgage Rates

                                                                                               Percentage of
Maximum Mortgage                             Number of       Aggregate Unpaid       Reference Date Aggregate
 Rates(%)                                Mortgage Loans      Principal Balance             Principal Balance %
------------------------------------------------------------------------------------------------------------
8.75                                                 3               $78,845                            0.02
11.00                                                1               $48,123                            0.01
16.00                                              577           $12,563,636                            2.62
17.00                                            1,182           $29,518,417                            6.15
18.00                                           15,366          $428,861,187                            89.3
21.00                                              313            $9,156,393                            1.91
------------------------------------------------------------------------------------------------------------
Total                                           17,442          $480,226,600                          100.00 %
------------------------------------------------------------------------------------------------------------


Remaining Term To Maturity
                                                                                               Percentage of
Range of Remaining Terms to                  Number of       Aggregate Unpaid       Reference Date Aggregate
Maturity (Months)                        Mortgage Loans      Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
97 - 108                                            48              $640,624                            0.13 %
157 - 168                                          182            $6,025,375                            1.25
205 - 216                                            4              $126,967                            0.03
217 - 228                                          320            $6,487,404                            1.35
253 - 264                                           18              $450,236                            0.09
265 - 276                                          180            $5,221,903                            1.09
277 - 288                                       16,690          $461,274,092                           96.05
------------------------------------------------------------------------------------------------------------
Total                                           17,442          $480,226,600                          100.00 %
------------------------------------------------------------------------------------------------------------



Origination Year
                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
Year of Origination                     Mortgage Loans       Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
2000                                                 7              $144,772                            0.03 %
2001                                               101            $2,828,193                            0.59
2002                                            17,334          $477,253,635                           99.38
------------------------------------------------------------------------------------------------------------
Total                                           17,442          $480,226,600                          100.00 %
------------------------------------------------------------------------------------------------------------



                                 CWABS 2002-E



Credit Limit Range

                                                                                               Percentage of
Range of Credit                             Number of       Aggregate Unpaid        Reference Date Aggregate
Limits (%)                              Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                 767             $4,702,126                           0.98 %
$ 10,000.01 to $ 20,000                          5,063            $59,910,467                          12.48
$ 20,000.01 to $ 30,000                          4,658            $90,966,682                          18.94
$ 30,000.01 to $ 40,000                          2,302            $61,687,028                          12.85
$ 40,000.01 to $ 50,000                          1,781            $57,807,794                          12.04
$ 50,000.01 to $ 60,000                            643            $26,979,320                           5.62
$ 60,000.01 to $ 70,000                            391            $19,240,693                           4.01
$ 70,000.01 to $ 80,000                            375            $20,288,932                           4.22
$ 80,000.01 to $ 90,000                            224            $13,389,541                           2.79
$ 90,000.01 to $100,000                            505            $29,822,636                           6.21
$100,000.01 to $125,000                            146            $12,396,718                           2.58
$125,000.01 to $150,000                            280            $27,223,539                           5.67
$150,000.01 to $175,000                             39             $4,608,499                           0.96
$175,000.01 to $200,000                             95            $11,702,057                           2.44
$200,000.01 to $225,000                             25             $3,556,417                           0.74
$225,000.01 to $250,000                             26             $3,993,746                           0.83
$250,000.01 to $275,000                             10             $1,729,223                           0.36
$275,000.01 to $300,000                             31             $4,659,764                           0.97
$300,000.01 to $325,000                              8             $1,603,241                           0.33
$325,000.01 to $350,000                              5             $1,130,795                           0.24
$350,000.01 to $375,000                              5               $864,136                           0.18
$375,000.01 to $400,000                             11             $3,899,012                           0.81
$400,000.01 to $425,000                              3               $911,244                           0.19
$425,000.01 to $450,000                              5             $1,464,251                            0.3
$450,000.01 to $475,000                              2               $514,859                           0.11
$475,000.01 to $500,000                             24             $6,316,201                           1.32
$500,000.01 to $525,000                              3             $1,460,277                            0.3
$525,000.01 to $550,000                              2               $845,114                           0.18
$575,000.01 to $600,000                              5             $2,496,490                           0.52
$625,000.01 to $650,000                              2               $864,725                           0.18
$675,000.01 to $700,000                              1               $697,660                           0.15
$700,000.01 to $725,000                              1               $715,000                           0.15
$775,000.01 to $800,000                              1               $619,346                           0.13
$825,000.01 to $850,000                              1               $159,105                           0.03
$975,000.01 to $1,000,000                            1               $999,965                           0.21
Greater than $1,000,000                              1                     $0                              0
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------



                                 CWABS 2002-E


Credit Limit Utilization Rates

                                                                                               Percentage of
Range of Credit                             Number of       Aggregate Unpaid        Reference Date Aggregate
Utilization Rates (%)                   Mortgage Loans      Principal Balance              Principal Balance
------------------------------------------------------------------------------------------------------------
0.00%                                            2,376                 $2,312                              0 %
0.01% - 10.00%                                     197               $647,016                           0.13
10.01% - 20.00%                                    255             $2,261,413                           0.47
20.01% - 30.00%                                    300             $3,446,976                           0.72
30.01% - 40.00%                                    370             $6,245,637                            1.3
40.01% - 50.00%                                    435             $8,601,631                           1.79
50.01% - 60.00%                                    486            $11,792,898                           2.46
60.01% - 70.00%                                    620            $16,583,830                           3.45
70.01% - 80.00%                                    871            $27,975,204                           5.83
80.01% - 90.00%                                  1,624            $47,722,621                           9.94
90.01% - 100.00%                                 9,902           $354,811,181                          73.88
100% or Greater                                      6               $135,880                           0.03
------------------------------------------------------------------------------------------------------------
Total                                           17,442           $480,226,600                         100.00 %
------------------------------------------------------------------------------------------------------------



Programs


                                                                                               Percentage of
                                              Number of      Aggregate Unpaid       Reference Date Aggregate
Loan Program                             Mortgage Loans      Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
5 Yr Draw, 5 Yr Repay                                48               $640,624                          0.13 %
5 Yr Draw, 10 Yr Repay                              182             $6,025,375                          1.25
10 Yr Draw, 10 Yr Repay                             324             $6,614,371                          1.38
10 Yr Draw, 15 Yr Repay                          16,820           $465,372,471                         96.91
15 Yr Draw, 10 Yr Repay                              68             $1,573,760                          0.33
------------------------------------------------------------------------------------------------------------
Total                                            17,442           $480,226,600                        100.00 %
------------------------------------------------------------------------------------------------------------


Credit Score Range


                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
Range of Credit Scores                   Mortgage Loans      Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
821 - 840                                             5               $185,867                          0.04 %
801 - 820                                           264             $7,583,722                          1.58
781 - 800                                         1,392            $30,238,053                           6.3
761 - 780                                         2,250            $56,192,454                          11.7
741 - 760                                         2,332            $57,112,443                         11.89
721 - 740                                         2,528            $70,119,330                          14.6
701 - 720                                         2,732            $80,831,070                         16.83
681 - 700                                         2,296            $68,510,579                         14.27
661 - 680                                         1,981            $61,883,081                         12.89
641 - 660                                           810            $23,704,522                          4.94
621 - 640                                           585            $15,723,698                          3.27
601 - 620                                           162             $4,959,182                          1.03
581 - 600                                            85             $2,611,162                          0.54
561 - 580                                            19               $535,613                          0.11
521 - 540                                             1                $35,823                          0.01
------------------------------------------------------------------------------------------------------------
Total                                            17,442           $480,226,600                        100.00 %
------------------------------------------------------------------------------------------------------------



                                 CWABS 2002-E



Delinquency Status

                                                                                               Percentage of
                                             Number of       Aggregate Unpaid       Reference Date Aggregate
Range of Delinquency Status              Mortgage Loans      Principal Balance             Principal Balance
------------------------------------------------------------------------------------------------------------
CURRENT                                          17,213           $472,504,153                         98.39 %
30 - 59 DAYS                                         79             $2,644,685                          0.55
60 - 89 DAYS                                         32             $1,186,223                          0.25
90+ DAYS                                            118             $3,891,539                          0.81
------------------------------------------------------------------------------------------------------------
Total                                            17,442           $480,226,600                        100.00 %
------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-E
------------------------------------------------------------------------------

Distribution Date:     May 17, 2004


-----------------------------------------------------------------------------------------------------------------------------------
              Original          Beginning                                                                              Ending
                Note               Note           Principal       Interest             Note          Investor Loss      Note
Class     Principal Balance  Principal Balance   Distribution    Distribution   Distribution Amount      Amount   Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
Note      1,070,000,000.00   $500,722,531.17     $27,087,977.11   $605,317.90   $27,693,295.01            $0.00     $473,634,554.06


-----------------------------------------------------------------------------------------------------------------------------------
TOTAL    $1,070,000,000.00   $500,722,531.17     $27,087,977.11   $605,317.90   $27,693,295.01            $0.00     $473,634,554.06
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------
                                                 AMOUNTS PER $1,000 UNIT
-----------------------------------------------------------------------------------------------------------------------
                              Beginning                                                                     Ending
                                 Note             Principal       Interest            Note                   Note
Class          CUSIP      Principal Balance     Distribution    Distribution   Distribution Amount    Principal Balance
-----------------------------------------------------------------------------------------------------------------------
Note        126671RJ7       467.96498240         25.31586646     0.56571766         25.88158412          442.64911594


-----------------------------------------------------------------------------------------------------------------------





------------------------------
          Rates
------------------------------

     Class           Note
------------------------------
     Note           1.360000%
------------------------------


Investor Certificate Rates based on a LIBOR of:      1.10000%

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-E
------------------------------------------------------------------------------

Distribution Date:     May 17, 2004



    PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                                            Steven E Charles
                                                            JPMorgan Chase Bank
                                                            227 W. Monroe St.
                                                            Chicago, IL 60606


                  Information pursuant to Section 4.04 of the
              Sale and Servicing Agreement dated August 14, 2002


(i)          Investor Floating Allocation Percentage                   98.70022%

(ii)         Investor Distribution Amount                         27,693,295.01

(iii)        Note Interest                                           605,317.90

             Note Interest not payable,
                 to insufficient Investor Interest Collections             0.00

(iv)         Unpaid Investor Interest Shortfall paid                       0.00
             Per $1000 of Original Investor Principal Balance         0.0000000

(v)          Remaining Unpaid Investor Interest Shortfall                  0.00
             Per $1000 of Original Investor Principal Balance         0.0000000

(vi), (vii)  Principal Distributed
             Investor Loss Amount paid as principal                  149,667.30
             Investor Loss Reduction Amounts paid as principal             0.00
             Accelerated Principal Distribution Amount                     0.00
             Scheduled Principal Collections Payment Amount       26,938,309.81
             Guaranteed Principal Distribution Amount                      0.00
                                                               ----------------
             Total Principal Distributed                          27,087,977.11

(viii)       Unreimbursed Investor Loss Reduction Amounts                  0.00
             Per $1000 of Original Investor Principal Balance         0.0000000

(ix)         Basis Risk Carryforward Distributed                           0.00

(x)          Basis Risk Carryforward Remaining                             0.00

(xi)         Servicing Fee                                           211,381.90
             Accrued and Unpaid Servicing Fees from Prior Periods          0.00

(xii)        Invested Amount (before distributions)              500,722,531.17
             Invested Amount (after distributions)               473,634,554.06
             Investor Certificate Principal Balance (after
             distributions)                                      473,634,554.06
             Note Factor                                              0.4426491

(xiii)       Asset Balance of Mortgage Loans                     480,226,600.07

(xiv)        Credit Enhancement Draw Amount                                0.00

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-E
------------------------------------------------------------------------------

Distribution Date:     May 17, 2004



(xv)         Delinquency Information
                          -----------------------------------------------------
                              Count          Balance     % of Group Bal
                          -----------------------------------------------------
             30-59 days               77    2,533,747.04       0.527615%
             60-89 days               26      966,577.45       0.201275%
           90 or more days            84    2,812,364.00       0.585633%
                          -----------------------------------------------------
               Total                 187    6,312,688.49       1.314523%
                          -----------------------------------------------------
*Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                          -----------------------------------------------
                              Count          Balance     % of Group Bal
                          -----------------------------------------------
             Bankruptcy               75    2,069,539.10       0.430951%
                          -----------------------------------------------
                  *Note:  Bankruptcy Loans are also included in Delinquencies

(xvi)        Foreclosure and REO Information

                           -----------------------------------------------
                              Count          Balance     % of Group Bal
                          -----------------------------------------------
             Foreclosure               5      183,848.14       0.038284%
                REO                    5      253,715.42       0.052832%
                          -----------------------------------------------
               Total                  10      437,563.56       0.091116%
                          -----------------------------------------------

(xvii)       Optional Servicer Advances (Current Collection Period)        0.00
             Optional Servicer Advances (Outstanding)                      0.00

(xviii)      Note Rate                                                 1.360000%

(xix)        Mortgage Loans retransferred to the Transferor
             pursuant to Sect. 2.04 and 2.06
             Count                                                            0
             Principal Balance                                             0.00

(xx)         Subordinated Transferor Collections                   5,995,880.45

(xxi)        Overcollateralization Step-Down Amount                        0.00

(xxii)       Available Transferor Subordinated Amount              6,285,760.69
             Required Transferor Subordinated Amount               6,285,760.69
             Interest Collections (non-Investor)                      30,738.85
             Transferor Principal Collections                      5,965,141.60

(xxiii)      Mortgage Loans for which the Mortgage Loan
             File was not delivered to the Indenture
             Trustee within 30 days of the               Number                   0
             Closing Date                                Balance               0.00


------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-E
------------------------------------------------------------------------------

Distribution Date:     May 17, 2004


                                           Other information

             Transferor Principal Balance (Beginning)              6,594,016.98
             Transferor Principal Balance (Ending)                 6,592,046.01
             Investor Fixed Allocation Percentage                         99.50%
             Periods until Step-Down Remittance Date                         11

             Mortgage Loans Payment Summary
             Interest Received                                     2,576,302.77
             Net Liquidation Proceeds (Allocable to Interest)              0.00
             Insurance Proceeds (Allocable to Interest)                    0.00
             Servicer Optional Advance (Allocable to Interest)             0.00
             Purchase Price per Sect. 2.02 (a) (Allocable
                to Interest)                                               0.00
             Purchase Price (90+ Day Delinq) (Allocable
                to Interest)                                               0.00
             Residual Advance                                              0.00
                                                               ----------------
             Total Interest                                        2,576,302.77
             Investor Interest Collections                         2,334,182.02

             Begining Balance                                    507,316,548.15
             Principal Collections                                32,903,451.41
             Net Liquidation Proceeds (Alloc. to Principal)                0.00
             Insurance Proceeds (Alloc. to Principal)                      0.00
             Purchase Price per Sect. 2.02 (a) (Alloc.
                to Principal)                                              0.00
             Purchase Price (90+ Day Delinq) (Alloc.
                to Principal)                                              0.00
             Loans Removed from the Trust by the Servicer
                per Sect. 2.06                                             0.00
             Transfer Deposit Amount per Sect. 2.02 (a)                    0.00
                                                               ----------------
             Total Principal                                      32,903,451.41

             Additional Balances                                   5,965,141.60
             Ending Principal Balance                            480,226,600.07
             Total Collections                                    35,268,372.28
             Alternative Principal Payment                        26,938,309.81

             Loans Average Daily Balance                         508,074,745.79

             Weighted Average Loan Rate                                  5.8770%
             Weighted Average Net Loan Rate                              5.2470%
             Maximum Rate                                                5.1751%

             Excess Interest                                       1,524,951.82


             Loan Modification Summary                                  Current       Cumulative     % of Initial
                                                                        -------       ----------     ------------
             Loans with Senior Lien Balance Modification (CLTV<80%)  203,874.58       11,043,666.52         1.05%
             Loans with Senior Lien Balance Modification (CLTV>80%) 8882,213.10       36,164,604.46         3.43%
             Loans with Credit Limit Modification                    455,750.00       16,937,409.25         1.61%
             Loans with Gross Margin Modification                    225,636.00        8,553,461.87         0.81%


             Credit Enhancer Information
             Amount due to Credit Enhancer from Prepayment Shortfall       0.00
             MBIA Surety Bond in force?                              YES
             Credit Enhancement Draw Amount                                0.00
             Guaranteed Principal Payment Amount                           0.00
             Guaranteed Distribution                                 605,317.90
             Credit Enhancement Premium                               54,245.00

------------------------------------------------------------------------------
                          Countywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                Series 2002-E
------------------------------------------------------------------------------

Distribution Date:     May 17, 2004


             Beginning O/C Amount                                          0.00
             Ending O/C Amount                                             0.00
             Ending O/C Amount (% of Original Pool Balance)              0.0000%

             Liquidation Loss Amount (Current Period)                151,638.27
             Liquidation Loss Amount (Cumulative)                  1,233,646.41



             Monthly Delinquency Rate                                    0.8780%
             Rolling Six Month Delinquency Rate                          0.7737%
             Spread Rate                                                 3.8554%
             Excess Spread Rate                                          3.8870%



             Initial Subordinated Amount                         (15,833,520.11)
             Can Required Transferor Subordinated Amount be
                Reduced?                                                 NO
             Has a Rapid Amortization Event occurred?                    NO
             Cause of Rapid Amortization Event.                          NA
             Has an Event of Servicing Termination occurred?             NO
             Cause of Event of Servicing Termination.                    NA